EXHIBIT 99.3

        CONSOLIDATED INTERIM FINANCIAL STATEMENTS OF MELHAM HOLDINGS INC.
   AS OF MARCH 31, 1999 AND FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (UNAUDITED)

                                    MELHAM HOLDINGS, INC.

                                 CONSOLIDATED BALANCE SHEETS
                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                           MARCH 31      DECEMBER 31
                                                             1999            1998
                                                         ---------------------------
                                                         (UNAUDITED)
ASSETS
Current assets:
  Cash                                                    $        70     $       450

   Accounts receivable, less allowance of
         $1,234 in 1999 and $1,426 in 1998                     22,198          24,427
  Inventories                                                   9,623          10,590
  Prepaid expenses and other                                    1,128           1,165
  Deferred income taxes                                         1,576           1,692
   Recoverable income taxes                                       274             282
                                                             --------       ---------
Total current assets                                           34,869          38,606


Property, plant, and equipment, at cost:
  Land                                                            761             761
  Buildings                                                    12,926          12,988
  Machinery and equipment                                      81,275          80,516
  Construction in progress                                      3,955           1,714
                                                             --------       ---------
                                                               98,917          95,979
  Less accumulated depreciation                                48,916          46,937
                                                             --------       ---------
                                                               50,001          49,042


Excess of cost over net assets of businesses  acquired,
  net of amortization                                          32,518          32,730
Deferred financing costs, net of amortization                   2,608           2,733
Deferred income taxes                                           1,045             900
Other assets                                                      864             920
                                                       =================================
                                                          $   121,905     $   124,931
                                                       =================================




                                                            MARCH 31       DECEMBER 31
                                                             1999             1998
                                                           ---------       ------------
                                                          (UNAUDITED)
LIABILITIES AND DEFICIENCY IN ASSETS Current liabilities:
   Trade accounts payable                                  $     6,374     $     7,841
   Other accrued expenses                                        6,259           6,176
   Accrued payroll costs                                         5,577           4,822
   Accrued pension contribution                                    716             714
   Income taxes payable                                            462              38
   Current portion of long-term debt                             6,216           7,472
                                                         -----------------------------
Total current liabilities                                       25,604          27,063

Long-term debt, excluding current portion                       95,719          98,026

Deferred credits and other liabilities:
   Pension liabilities                                           6,061           5,842
   Postretirement benefits                                      16,441          16,715
   Customer deposits and other                                     575             608
   Due to affiliates                                                 -              35
                                                        ------------------------------
                                                                23,077          23,200
                                                        ------------------------------
Total liabilities                                              144,400         148,289

Deficiency in assets:
  Series A Preferred Stock, $0.01 par value (stated at
      $100 liquidation value),
      authorized 100,000 shares, issued 64,243
      shares in 1999 and 62,263 shares in 1998                   6,424           6,226
  Common Stock, $0.01 par value, authorized
      50,000 shares, issued 40,000 shares in 1999
      and 1998                                                       -               -
  Additional paid-in capital                                     3,983           3,983
  Retained-earnings deficit                                    (32,692)        (33,357)
  Accumulated other comprehensive loss                            (210)           (210)
                                                        -------------------------------
Total deficiency in assets                                     (22,495)        (23,358)
                                                        -------------------------------
                                                           $   121,905     $   124,931
                                                        ===============================


SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                                    MELHAM HOLDINGS, INC.

                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (IN THOUSANDS)

                                             THREE MONTHS ENDED MARCH 31
                                                 1999          1998
                                             ----------------------------
                                                     (UNAUDITED)

Net sales                                      $    39,484   $    31,404

Cost of sales:
   Materials and outside services                   10,113         7,838
   Other operating costs                            19,961        16,219
                                             ----------------------------
                                                    30,074        24,057
                                             ----------------------------
Gross profit                                         9,410         7,347

Selling, general, and administrative
  expenses                                           5,558         3,804
                                             ----------------------------
Operating income                                     3,852         3,543

Interest expense                                     2,728         2,171
Miscellaneous expense (income), net                     35           (13)
                                             ----------------------------
                                                     2,763         2,158
                                             ----------------------------
Earnings before income taxes                         1,089         1,385

Provision for income taxes                             456           567
                                             ----------------------------
Net income                                     $       633   $       818
                                             ============================




SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                                    MELHAM HOLDINGS, INC.

                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (IN THOUSANDS)

                                                   THREE MONTHS ENDED
                                                        MARCH 31
                                                    1999         1998
                                                -----------------------
                                                       (UNAUDITED)
OPERATING ACTIVITIES
Net income                                        $     633    $     818
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation                                     2,204        1,638
     Amortization, including deferred                   347          235
       financing costs
     (Benefit) provision for loss on accounts          (123)          64
       receivable
     (Benefit) provision for deferred income            (29)         288
       taxes
     Loss on sale of assets                              43            6
     Series A Preferred Stock issued in lieu
       of payment of interest                           198          214
     Changes in operating assets and
       liabilities:
         Accounts receivable                          2,352        1,939
         Inventories                                   (932)        (474)
         Prepaid expenses and other                       3          (40)
         Income taxes                                   403          208
         Trade accounts payable                      (1,423)      (2,981)
         Accrued liabilities and other                1,017         (748)
     Accrued pension                                    221          377
     Postretirement benefits                           (274)        (284)
     Other                                              539          136
                                                -------------------------
Net cash provided by operating activities             5,179        1,396

INVESTING ACTIVITIES
Proceeds from sale of assets                             21            3
Capital expenditures                                 (3,204)        (539)
                                                -------------------------
Net cash used in investing activities                (3,183)        (536)

FINANCING ACTIVITIES
Principal payments on long-term debt                 (2,282)      (1,212)
Proceeds from debt financing                          1,232        1,270
Proceeds from line of credit                         43,435       35,060
Repayments of line of credit                        (44,726)     (35,737)
Change in due to affiliates                             (35)          15
                                                -------------------------
Net cash used in financing activities                (2,376)        (604)
                                                -------------------------
(Decrease) increase in cash                            (380)         256
Cash at beginning of period                             450          320
                                                ==========================
Cash at end of period                             $      70    $     576
                                                ==========================




SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                         MELHAM HOLDINGS, INC.

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.      BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

The Company's principal operating business is Mack Printing Company ("Mack"), which it indirectly owns 85% through Melham, Inc. Mack is a full-service printer that produces a wide variety of short- to medium-run magazines and journals generally for customers in the mid-Atlantic and northeast regions of the United States.

On April 1, 1999, the stockholders of the Company entered into a definitive agreement to sell all shares of the Company to Cadmus Communications Corporation (See Note 4).

2.      INTERIM FINANCIAL INFORMATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary to present fairly the financial position as of March 31, 1999, the results of operations for the three months ended March 31, 1999 and 1998 and the cash flows for the three months ended March 31, 1999 and 1998 have been included. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles, but which are not required for interim reporting purposes, have been omitted. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results which may be expected for the year ending December 31, 1999. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere herein.

3.      INVENTORIES

The major classes of inventories are as follows (in thousands):

                           MARCH 31, 1999     DECEMBER 31, 1998
                          -------------------------------------

Raw materials               $     4,922       $     5,155
Supplies and other                  148               191
Work-in-process                   4,457             3,970
Finished goods                       96             1,274
                          ========================================
                            $     9,623       $    10,590
                          ========================================

                         MELHAM HOLDINGS, INC.

4.      SUBSEQUENT EVENT

On April 1, 1999, the stockholders of Melham Holdings, Inc. sold all of the Company's Capital Stock owned by them to Cadmus Communications Corporation for $201 million in cash, notes and stock, subject to certain closing conditions and adjustments. Prior to the sale, the Company stockholders purchased all of the capital stock of VPI owned by the Company. The VPI transaction occurred prior to March 31, 1999 and, accordingly, the assets and liabilities of VPI are not included in the March 31, 1999 balance sheet. The operating results of VPI for the three months ended March 31, 1999 and 1998 were immaterial. The Company also paid-off all long-term debt and purchased all common stock of Mack owned by the minority stockholders of Mack; these transactions, and the impact of them, are not reflected in the accompanying unaudited financial statements.